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Exhibit 99.1

LETTER OF CONSENT

To Solicitation of Consents to the Proposed Amendments
relating to the
$284,750,000 7.30% Notes due June 1, 2007 (CUSIP No. 693070AC8; ISIN No. US 693070AC86) and
$192,000,000 7.875% Debentures due June 1, 2027 (CUSIP No. 693070AD6; ISIN No. US 693070AD69)
of

CARNIVAL PLC
(formerly known as P&O Princess Cruises plc)

Pursuant to the Prospectus
Dated June 16, 2003

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY 15, 2003, UNLESS EXTENDED (THE "EXPIRATION DATE"). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, BUT NOT THEREAFTER. IT IS RECOMMENDED THAT HOLDERS THAT HOLD SECURITIES THROUGH EUROCLEAR AND CLEARSTREAM SUBMIT THEIR INSTRUCTIONS REGARDING THE CONSENT SOLICITATION AT LEAST TWO BUSINESS DAYS PRIOR TO THE EXPIRATION DATE SO THAT THEIR INSTRUCTIONS CAN BE RECEIVED IN A TIMELY MANNER.,cfn

The Information Agent for the Consent Solicitation is:

D.F. King & Co., Inc.

By Hand, Mail or Overnight Delivery:
48 Wall Street
22ND Floor
New York, NY 10005

By Facsimile Transmission:
(212) 809-8839

To Confirm Receipt Please Call:
(212) 269-5550 ext. 6851

DELIVERY OF THIS LETTER OF CONSENT TO AN ADDRESS, OR TRANSMISSION
VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE,
WILL NOT CONSTITUTE A VALID DELIVERY

PLEASE READ THE INSTRUCTIONS INCLUDED HEREIN CAREFULLY

Ladies and Gentlemen:

        Pursuant to the consent solicitation (the "Consent Solicitation") by Carnival plc (formerly known as P&O Princess Cruises plc) ("Carnival plc") by means of a Prospectus, dated June 16, 2003 (the "Prospectus"), of the consents (the "Consents") of the registered holders of Carnival plc's 7.30% Notes due June 1, 2007 and 7.875% Debentures due June 1, 2027 (collectively, the "Securities") guaranteed by P&O Princess Cruises International Limited, to certain proposed amendments (the "Proposed Amendments") to the Indenture, the undersigned hereby consents, in respect of the Securities indicated below, to the Proposed Amendments and to the execution of the Supplemental Indenture, which will amend the Indenture, in respect of the Securities in the manner set forth in Annex A to the Prospectus. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Prospectus.

        The purpose of the Proposed Amendments is to modify the certain covenants in the Indenture governing the Securities and to reflect the structure resulting from Carnival plc and Carnival Corporation entering into a dual listed company transaction. In return for the Consents, Carnival Corporation is offering an unsubordinated, unsecured guarantee of the Securities.

        By executing this Letter of Consent, the undersigned acknowledges receipt of the Prospectus and warrants that the undersigned has full power and authority to deliver the Consent contained herein. The undersigned will, upon request, execute and deliver any additional documents deemed by Carnival plc to be necessary or desirable to perfect the undersigned's Consent or evidence such power and authority. Please sign your name and insert the date on the next page of this Letter of Consent to evidence your consent to the Proposed Amendments and to evidence the appointment of the Information Agent as your agent and attorney-in-fact for purposes of delivering this Letter of Consent to Carnival plc. The power of attorney granted in this paragraph shall be deemed irrevocable from and after the Expiration Date and coupled with an interest.

        The undersigned acknowledges that it must comply with all the provisions of this Letter of Consent and complete the other information required by this Letter of Consent to deliver a valid Consent to the Proposed Amendments. The undersigned further understands that a Letter of Consent delivered pursuant to any one of the procedures described under the caption "Description of the Consent Solicitation—Consent Procedures" in the Prospectus and in the Instructions in this Letter of Consent will constitute a binding agreement between the undersigned and Carnival plc upon the terms and subject to the conditions of the Consent Solicitation.

        The terms of the Consent Solicitation set forth in the Prospectus, as well as the Instructions in this Letter of Consent, are hereby incorporated by reference and form part of the terms and conditions of this Letter of Consent.

PLEASE SIGN ON NEXT PAGE WHERE INDICATED

To be Filled out by DTC Participants only:

LETTER OF CONSENT
In respect of Carnival plc's
7.30% NOTES DUE JUNE 1, 2007

Aggregate Principal Amount of 7.30% Notes due June 1, 2007: $

DTC Participant Name:

DTC Participant Number:

PLEASE SIGN HERE

X
X (Signature(s) of holder(s))

Date:

Name(s):

Capacity (full title):

Address:

Area Code and Telephone No:

GUARANTEE OF SIGNATURES(S)*

Authorized Signature:

Name and Title:

Date:

Name of Firm:

* If required

To be Filled out by DTC Participants only:

LETTER OF CONSENT
In respect of Carnival plc's
7.875% DEBENTURES DUE JUNE 1, 2027

Aggregate Principal Amount of 7.875% Debentures due June 1, 2027: $

DTC Participant Name:

DTC Participant Number:

PLEASE SIGN HERE

X
X (Signature(s) of holder(s))

Date:

Name(s):

Capacity (full title):

Address:

Area Code and Telephone No::

GUARANTEE OF SIGNATURES(S)*

Authorized Signature:

Name and Title:

Date:

Name of Firm:

* If required

This page is intentionally left blank

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Solicitation

        1.     No Alteration; Waiver of Notice of Acceptance. No alternative, conditional or contingent Consents will be accepted. Consenting holders, by execution of this Letter of Consent (or facsimile hereof), waive any right to receive notice of the acceptance of their Consent.

        2.     Inadequate Space. If the space provided above to list the aggregate principal amount and DTC Participant Name and DTC Participant Number is inadequate, such information should be listed on a separate schedule affixed to this Letter of Consent.

        3.     Holders Entitled to Consent. Only a holder (or his or her representative or attorney-in-fact acting pursuant to a valid proxy or other authorization as indicated herein) as of 5:00 p.m., New York City time, on Wednesday, June 11, 2003 (the "Record Date"), may deliver a Consent. A beneficial owner of the Securities who is not the holder of such Securities (i.e., whose Securities are registered in the name of a nominee such as a brokerage firm) must instruct such nominee to execute a Letter of Consent and deliver it to the Information Agent on such beneficial owner's behalf. A Letter of Instruction is included in the accompanying "Letter to Our Clients" for this purpose. Subject to the right of revocation described in Instruction 4 below, a Consent by a holder is a continuing Consent, binding such holder and its transferees, notwithstanding that ownership of the Securities is transferred after the date of this Letter of Consent.

        4.     Consent to Proposed Amendments; Revocation of Consent. Holders who elect to consent to the Proposed Amendments should so indicate by completing, signing and dating this Letter of Consent and by mailing or delivering the same to the Information Agent in the manner set forth on the front cover of this Letter of Consent for receipt prior to 5:00 p.m., New York City time, on Tuesday, July 15, 2003, unless the Consent Solicitation is otherwise terminated or extended in Carnival plc's sole discretion in accordance with the instructions contained in the Prospectus. Unless otherwise indicated, the holder will be deemed to have delivered a Consent in respect of the entire aggregate principal amount represented by the Securities held by such holder.

        Any holder who has delivered this Letter of Consent consenting to the Proposed Amendments may revoke such Consent as to such Securities or any portion of such Securities, in integral multiples of U.S. $1,000, by delivering to the Information Agent a written notice of revocation or a changed Letter of Consent bearing a date later than the date of the prior Letter of Consent with the Information Agent at any time prior to the Expiration Date. To be effective, such written notice of revocation must be received by the Information Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Thereafter, Consents received will no longer be revocable.

        The written notice of revocation of such Consent must include the name, address and DTC Participant number of the holder and the aggregate principal amount of the series of Securities to which such revocation relates. The revocation must be executed by such holder (a) in the same manner as this Letter of Consent or (b) signed by the transferee of the relevant Securities and accompanied by a duly executed proxy or other authorization from the relevant holder, in form satisfactory to Carnival plc, as of the Record Date of such series of Securities.

        5.     Signatures on the Letter of Consent. The signatures on this Letter of Consent must correspond exactly with the name(s) as shown on the DTC security position listing for the Securities, without alterations, enlargement or any change whatsoever. If any Securities are owned of record by two or more joint owners, all such owners must sign this Letter of Consent.

        If this Letter of Consent or any powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Carnival plc of their authority so to act must be submitted.

        6.     Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any delivery of Consents will be determined by Carnival plc in its reasonable discretion, and its determination shall be conclusive and binding. Carnival plc reserves the right to reject any or all Letter of Consents (i) determined by it to be not in proper form, or (ii) the acceptance of which may, in the opinion of Carnival plc or its counsel, be unlawful. Carnival plc reserves the right to waive any defect or irregularity with regard to any particular Letter of Consents or revocations thereof. Unless waived, any defects or irregularities in connection with Consents must be cured within such time as Carnival plc shall determine. None of Carnival plc, Carnival Corporation or any of their affiliates, the Information Agent, the Solicitation Agents, the Trustee or any other person shall be under any duty to give notice of any defects or irregularities in Consents, nor shall any of them incur any liability for failure to give any such notice. Deliveries of Letter of Consents will not be deemed to have been made until any defects and irregularities have been cured or waived.

        7.     Requests for Assistance or Additional Copies. Requests for assistance in completing this Letter of Consent, as well as requests for additional copies of the Prospectus and this Letter of Consent, may be directed to the Information Agent, D.F. King & Co., Inc., at the telephone numbers set forth on the back cover page of this Letter of Consent.

        Any requests for assistance in filling out and delivering this Letter of Consent or requests for additional copies of the Prospectus, this Letter of Consent or any other documents may be directed to the Information Agent.

The Information Agent for the Consent Solicitation is:

D.F. King & Co., Inc.

48 Wall Street
22nd Floor New York, NY 10005
Banks and Brokerage Firms, Please Call: (212) 269-5550
All Others Call Toll-free: (800) 487-4870

        Any questions concerning the terms and conditions of the Consent Solicitation may be directed to the Solicitation Agents.

The Solicitation Agents for the Consent Solicitation are:

Merrill Lynch & Co. 4 World Financial Center, 7th Floor New York, New York 10080 Attn: Liability Management Group (888) 654-8637 (toll-free) (212) 449-4914 (collect)	UBS Investment Bank 677 Washington Blvd. Stamford, Connecticut 06901 Attn: Raffaele Cimmino (203) 719-8035 (collect)

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LETTER OF CONSENT
To Solicitation of Consents to the Proposed Amendments relating to the $284,750,000 7.30% Notes due June 1, 2007 (CUSIP No. 693070AC8; ISIN No. US 693070AC86) and $192,000,000 7.875% Debentures due June 1, 2027 (CUSIP No. 693070AD6; ISIN No. US 693070AD69) of
CARNIVAL PLC (formerly known as P&O Princess Cruises plc)
Pursuant to the Prospectus Dated June 16, 2003
PLEASE READ THE INSTRUCTIONS INCLUDED HEREIN CAREFULLY
PLEASE SIGN ON NEXT PAGE WHERE INDICATED
LETTER OF CONSENT In respect of Carnival plc's 7.30% NOTES DUE JUNE 1, 2007
LETTER OF CONSENT In respect of Carnival plc's 7.875% DEBENTURES DUE JUNE 1, 2027